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                                                                     EXHIBIT 2

                                RIGHTS AGREEMENT


         This Agreement, dated as of May 23, 2000, is between CITIZENS BANKING CORPORATION, a Michigan corporation (the "Company"), and CITIZENS BANK, a Michigan banking corporation (the "Rights Agent").

                               W I T N E S S E T H

         WHEREAS, the Board of Directors has authorized and declared a dividend distribution of one Right for each share of Common Stock outstanding at the close of business on the Record Date, and has authorized the issuance of one Right in respect of each share of Common Stock issued after the Record Date and before the earlier of the Distribution Date or the Expiration Date, and under certain other circumstances, each Right initially representing the right to purchase one one-thousandth of a share of Preferred Stock upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Right Certificates, the exercise of Rights and other matters referred to herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

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         SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

         "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the shares of Common Stock issued and outstanding at such time, but shall not include:

                  (a) the Company or any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;

                  (b) any Person who would otherwise be an Acquiring Person but whom the Board of Directors determines in good faith became such inadvertently, if such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, provided that such determination by the Board of Directors shall not apply to any subsequent acquisition of Beneficial Ownership by such Person;

                  (c) any Person who becomes the Beneficial Owner of 15% or more of the shares of Common Stock issued and outstanding at such time as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 15% or more of the Common Stock issued and outstanding at such time, provided that if such Person thereafter becomes the Beneficial Owner of any additional shares of Common Stock (other than as a result of a stock dividend, stock split or other pro rata distribution or division of shares), then the exception in this paragraph (c) shall not apply.

         "ADJUSTMENT SHARES" shall have the meaning set forth in Section 11(a).

         "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

         "AGREEMENT" shall mean this Rights Agreement, as amended or supplemented from time to time.

         A Person shall be deemed the "BENEFICIAL OWNER", to have "BENEFICIAL OWNERSHIP" and to "BENEFICIALLY Own" any securities:

                  (a) which such Person, or any Affiliate or Associate of such Person, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 of the Exchange Act) or otherwise has sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement or understanding (whether or not in writing), provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", any security pursuant to this paragraph (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (i) arises solely from a revocable


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proxy or consent given in response to a public proxy or consent solicitation made pursuant to and in accordance with the applicable rules and regulations of the Exchange Act and (ii) is not then reportable by such Person pursuant to
Section 13(d) of the Exchange Act (or any successor section);

                  (b) which such Person, or any Affiliate or Associate of such Person, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time and whether or not on condition of the happening of any contingency or otherwise) pursuant to any written or unwritten agreement, arrangement, pledge (other than a pledge of the type described in Rule 13d-3(d)(3) under the Exchange Act) or understanding or upon the exercise of any conversion right, exchange right, right, warrant or option, or otherwise, provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", (i) any security deposited or tendered pursuant to any tender or exchange offer made by such Person or any Affiliate or Associate of such Person until such deposited or tendered security has been accepted for purchase or exchange, or (ii) any security issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or
(iii) any security issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 18 (or pursuant to Section 13 in connection with an adjustment made with respect to any such Rights); or

                  (c) which are Beneficially Owned, directly or indirectly, by any other Person, or any Affiliate or Associate of such Person, with which such Person (or any Affiliate or Associate thereof) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in paragraph (a) of this definition) or disposing of any Common Shares;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "Beneficially Own", any securities acquired through such Person's participation in good faith in a firm commitment underwriting (including, without limitation, securities acquired pursuant to stabilizing transactions to facilitate a public offering in accordance with Regulation M under the Exchange Act, or to cover overallotments created in connection with a public offering) until the expiration of 40 days after the date of such acquisition. For purposes of this Agreement, in determining the percentage of the outstanding Common Shares with respect to which a Person is or is deemed to be the Beneficial Owner, all Common Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding (whether or not actually issued and outstanding at such time).

         "BOARD OF DIRECTORS" shall mean the board of directors of the Company or any duly constituted and empowered committee thereof.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Michigan are authorized or obligated by law or executive order to close.


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         "CLOSE OF BUSINESS" on any given date shall mean 4:30 P.M., Flint,
Michigan time, on such date; provided, however, that if such date is not a Business Day it shall mean 4:30 P.M., Flint, Michigan time, on the next succeeding Business Day.

         "CLOSING PRICE" of any security on any given day shall be the last sale price, regular way, of such security or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on the principal exchange or trading market on which such security is then traded.

         "COMMON SHARES" shall mean shares of the Common Stock of the Company.

         "COMMON STOCK" when used with reference to the Company shall mean the Common Stock, no par value, of the Company. The term "common stock", when used with reference to any Person other than the Company, shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a Subsidiary of another Person, the Person which ultimately controls such first-mentioned Person.

         "CURRENT MARKET PRICE" of any security on any date of determination shall be deemed to be the average of the daily Closing Prices per share or trading unit of such security for the 30 consecutive Trading Days immediately prior to such date (or, if such security first began publicly trading less than 30 Trading Days prior to such date, then the Current Market Price shall be the average of the daily Closing Prices per share or trading unit from the date such security was first publicly traded through the last Trading Day immediately prior to the date of determination), and for the purpose of any computation in
Section 11(b), the "Current Market Price" per share on any date shall be deemed to be the average of the daily closing prices per Common Share for 10 consecutive Trading Days immediately following such date; provided, however, that with respect to capital stock, in the event that the Current Market Price per share is determined during the period following the announcement by the issuer of such stock of (A) a dividend or distribution on such stock payable in shares of such stock or securities convertible into shares of such stock (other than the Rights), or (B) any subdivision, combination or reclassification of such stock, and prior to the expiration of the 30 Trading Day or 10 Trading Day period, as the case may be, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "Current Market Price" shall be appropriately adjusted to take into account ex-dividend trading. If the Preferred Stock is not publicly held or not so listed or traded, the "Current Market Price" per share of Preferred Stock shall be conclusively deemed to be the product of 1,000 multiplied by the Current Market Price per Common Share (appropriately adjusted for stock splits, stock dividends, recapitalizations and similar transactions with respect to the Common Stock as set forth above); provided, however, that if the Common Stock is not publicly held or not so listed or traded, then the "Current Market Price" shall be determined pursuant to the next sentence. Except as otherwise provided in the immediately preceding sentence, if any security is not publicly held or not so listed or traded, "Current Market Price" per share or trading unit shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this


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Agreement, the "Current Market Price" of one one-thousandth of a share of
Preferred Stock shall mean the "Current Market Price" per share of Preferred Stock divided by 1000.

         "CURRENT VALUE" shall mean the product of the Current Market Price per Common Share multiplied by the number of Common Shares for which the Right otherwise would be exercisable if there were sufficient shares available.

         "DISTRIBUTION DATE" shall mean the Close of Business on the day which is the earlier of (i) the tenth Business Day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as the Board of Directors may determine from time to time) following the commencement of, or the first public announcement of the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) if, upon the successful consummation thereof, such Person, together with its Affiliates and Associates, would be an Acquiring Person.

         "EQUIVALENT PREFERRED STOCK" shall mean shares having the same rights, privileges and preferences as the shares of Preferred Stock.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder, and any successor laws or regulations thereto.

         "EXCHANGE RATIO" shall have the meaning set forth in Section 20(a).

         "EXPIRATION DATE" shall mean the earliest of (i) the Final Expiration Date, (ii) the date on which the Rights are redeemed pursuant to Section 19, or
(iii) the date on which the Rights are exchanged pursuant to Section 20.

         "FINAL EXPIRATION DATE" shall mean the Close of Business on May 23,
2010.

         "PERSON" shall mean an individual, body corporate, partnership, syndicate or other form of unincorporated association, government, government agency or instrumentality, entity or group whether or not legally formed and any of the foregoing acting in any derivative, representative or fiduciary capacity.

         "PREFERRED STOCK" shall mean shares of Series B Preferred Stock, no par value, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

         "PRINCIPAL PARTY" shall have the meaning set forth in Section 12(b).

         "PURCHASE PRICE" shall have the meaning set forth in Section 7(b).

         "RECORD DATE" shall mean the Close of Business on June 12, 2000.


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         "REDEMPTION PRICE" shall mean $.001 per Right, as appropriately adjusted from time to time to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

         "RIGHT" shall mean a right to purchase Preferred Stock or other securities granted in accordance with, and governed by, the terms of this Agreement.

         "RIGHT CERTIFICATE" shall mean a certificate representing a Right or Rights, in the form provided in Section 4.

         "SECURITIES ACT" shall mean the Securities Act of 1933 of the United States, as amended, and the rules and regulations thereunder, and any successor laws or regulations thereto.

         "SHARES ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided that, if such Person is determined not to be an Acquiring Person pursuant to paragraph (b) of the definition of "Acquiring Person", then no Shares Acquisition Date shall be deemed to have occurred.

         "SUBSIDIARY" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         "SUMMARY OF RIGHTS" shall mean the Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C.

         "TRADING DAY" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of the Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of Michigan are not authorized or obligated by law or executive order to close.

         "TRIGGERING EVENT" shall mean any event described in Section 11(a) or
Section 12(a).

         SECTION 2.  RIGHTS AGENT.

                  (a) APPOINTMENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents, and may divide the duties of the Rights Agent among such Co-Rights Agents, as it may deem necessary or desirable.



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                  (b) COMPENSATION AND INDEMNIFICATION. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                  (c) MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.
(i) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation, succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 2(e). If such corporation is not so eligible, it shall promptly give notice of its resignation as Rights Agent pursuant to Section 2(e). The purchase of all or substantially all of the Rights Agent's assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 2(c). In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent. In all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in the Agreement.
(ii) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name. In all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.



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                  (d) DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                           (i) The Rights Agent may consult with legal counsel
(who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                           (ii) Whenever in the performance of its duties under
this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Senior or Executive Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                           (iii) The Rights Agent shall be liable hereunder only
for its own negligence, bad faith or willful misconduct.

                           (iv) The Rights Agent shall not be liable for or by
reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                           (v) The Rights Agent shall not be under any
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11, 12 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of the Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

                           (vi) The Company agrees that it will perform,
execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.


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                           (vii) The Rights Agent is hereby authorized and
directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Senior or Executive Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                           (viii) The Rights Agent and any shareholder,
director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money on commercial terms to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                           (ix) The Rights Agent may execute and exercise any of
the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                           (x) No provision of this Agreement shall require the
Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                           (xi) If, with respect to any Right Certificate
surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with, and receiving instructions from, the Company.

                  (e) CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Preferred Stock and Common Stock by registered or certified mail, and to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Michigan (or of any other state of the United States so long as such corporation is authorized to do business as a transfer agent or banking institution in the State of Michigan), in good standing under the laws of its jurisdiction of incorporation, which is authorized under such laws to exercise corporate trust powers or stock transfer powers and is subject to supervision or examination by federal or state authority or which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
Section 2(e), however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 3. ISSUE OF RIGHT CERTIFICATES. (a) Until the Distribution Date, (i) the Rights will be evidenced by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of the Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each share of the Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Company will promptly notify the Rights Agent of the occurrence of a Distribution Date.

                  (b) On July 21, 2000 or as soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

                  (c) Rights shall be issued in respect of all Common Shares which are issued and outstanding on or after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall bear the following legend:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Citizens Banking Corporation and Citizens Bank, Rights Agent, dated as of May 23, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Citizens Banking Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Citizens Banking Corporation will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing), without charge, promptly after receipt of a written request therefor. Under certain circumstances, Rights which are or were beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

In the event that the Company purchases or acquires any shares of the Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of the Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which is no longer outstanding.

         SECTION 4. FORM OF RIGHT CERTIFICATES. (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11, 12, 13 and 18, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one-thousandths of a share of Preferred Stock as shall be set forth therein at the Purchase Price, but the number of such one-thousandths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

                  (b) Subject to paragraph (b) of the definition of "Acquiring Person" but notwithstanding any other provision of this Agreement, any Right Certificate issued pursuant to Section 3(a) or Section 18 hereof that represents Rights Beneficially Owned by (i) an Acquiring Person or any Associate or Affiliate thereof, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, any Right Certificate issued at any time to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate issued pursuant to Section 6 or Section 13 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

         The Rights represented by this Right Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

         SECTION 5. COUNTERSIGNATURE AND REGISTRATION. (a) The Right Certificates shall be executed on behalf of the Company in the manner provided in the Bylaws of the Company for Common Stock certificates. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office (or other place not inconsistent with the rules of any stock exchange upon which the Common Stock may then be listed), books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. (a) Subject to the provisions of Sections 4(b), 7(e), 14 and 20 hereof, at any time after the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 7(e) hereof or that have been exchanged pursuant to Section 20 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e), 14 and 20 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) Subject to Sections 7(e) and 20 hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its principal corporate trust office, together with payment of the Purchase Price for each one-thousandth of a share of Preferred Stock (or other securities or property, as the case may be) as to which the Rights are exercised, at or prior to the Close of Business on the Expiration Date. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable prior to the Distribution Date.

                  (b) The purchase price for each one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $65, shall be subject to adjustment from time to time as provided in Sections 11, 12 and 13 hereof (such price, as adjusted from time to time, the "Purchase Price") and shall be payable in lawful money of the United States of America in accordance with Section 7(c).

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price (except in the case of an exchange pursuant to Section 20) for the one one-thousandths of a share of Preferred Stock (or other shares, securities or property, as the case may

be) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 2(c)(xi) hereof, thereupon promptly (i) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the total number of one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (iii) when appropriate, requisition from any transfer agent of the Common Stock certificates for the total number of shares of Common Stock to be paid in accordance with this Agreement, (iv) when appropriate, requisition from the Company any cash or other securities or property to be paid in accordance with Section 11(b), (v) requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 14, (vi) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (vii) after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities, distribute property or pay cash pursuant to Section 11(b), the Company will make all arrangements necessary so that cash, property or securities are available for issuance, distribution or payment by the Rights Agent, if and when appropriate.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the time when a Person becomes an Acquiring Person, any Rights that are or were Beneficially Owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(e), shall immediately become null and void and no holder of such Rights shall have any right with respect to such Rights under any provision of this Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3 that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate, Affiliate or transferee thereof whose Rights would be void pursuant to the preceding sentence; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate, Affiliate or transferee thereof whose Rights would be void pursuant to the preceding sentence or to any nominee of such Acquiring Person, Associate, Affiliate or transferee; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or an Associate, Affiliate or transferee thereof whose Rights would be void pursuant to the preceding sentence shall be canceled. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificate upon the occurrence of any purported exercise thereof unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         SECTION 9. RESERVATION AND AVAILABILITY OF SHARES OF CAPITAL STOCK. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and will use its best efforts, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after a Shares Acquisition Date on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(b) or as soon as is required by law following the Distribution Date, whichever is earlier, a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form,
(ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date on which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under the securities laws of the various states. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file such registration statements. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                  (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any one-thousandths of a share of Preferred Stock (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required (i) to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates or depositary receipts for the one-thousandths of a share of Preferred Stock (or Common Shares and/or other securities, as the case may be) in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (ii) to issue or deliver any certificates or depositary receipts for a number of one-thousandths of a share of Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         SECTION 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for a number of one-thousandths of a share of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open.

         SECTION 11. FLIP-IN EVENT. (a) Subject to Section 20, in the event any Person shall become an Acquiring Person, then each holder of a Right (except as provided in Section 7(e)) shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one-thousandths of a share of Preferred Stock, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the Current Market Price per Common Share on the date on which such Person became an Acquiring Person (such number of shares are hereinafter referred to as the "Adjustment Shares").

                  (b) In the event that there shall not be sufficient authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with the foregoing Section 11(a), the Company shall (A) determine the Current Value of the Adjustment Shares and (B) with respect to each Right, make adequate provision to (i) pay cash equal to the Current Value of the Adjustment Shares in lieu of issuing Common Shares and require payment of the Purchase Price, (ii) pay cash equal to the excess of the Current Value of the Adjustment Shares over the Purchase Price in lieu of issuing Common Shares and requiring payment of the Purchase Price, (iii) issue debt or equity securities, or a combination thereof, having a value equal to the Current Value of the Adjustment Shares (including, without limitation, shares, or units of shares, of common or preferred stock, which may include the Common Stock and/or the Preferred Stock), where the value of such securities shall be determined by a nationally recognized investment banking firm selected by the Board of Directors, in lieu of issuing Common Shares and require payment of the Purchase Price, or (iv) deliver any combination of cash, property, Common Stock and/or other securities having a value equal to the Current Value, and require payment of all or any requisite portion of the Purchase Price. To the extent that the Company determines that some action need be taken pursuant to the preceding sentence, the Board of Directors may suspend the exercisability of the Rights for a period of up to 45 days following the date on which the event described in Section 11(a) shall have occurred in order to decide the appropriate form of distribution to be made pursuant to the preceding sentence and to determine the value thereof. If the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the Board of Directors may suspend the exercisability of the Rights for a period of up to 90 days following the date on which the event described in Section 11(a) shall have occurred in order that the Company may seek shareholder approval for the authorization of such additional shares. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

         SECTION 12. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. (a) In the event that, following the Shares Acquisition Date, directly or indirectly, (w) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving entity of such consolidation or merger, (x) any Person shall consolidate with or merge with and into the Company, the Company shall be the continuing or surviving entity of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, (y) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or (z) the Company shall enter into a plan of share exchange with any Person under the Michigan Business Corporation Act pursuant to which the Company becomes a Subsidiary of such other Person, then, and in each such case, (i) each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of shares of validly issued, fully paid, non-assessable and freely tradable common stock of the Principal Party, not subject to any rights of call or first refusal or other adverse claim, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable (or the number of Common Shares for which a Right was exercisable immediately prior to the occurrence of any other Triggering Event if a Triggering Event has previously occurred) and dividing that product by (2) 50% of the Current Market Price per share of the voting common stock of such Principal Party on the date of consummation of such consolidation, merger, sale, transfer or share exchange;
(ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, transfer or share exchange, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 13 hereof shall apply to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of common stock thereafter deliverable upon the exercise of the Rights.

                  (b) "Principal Party" shall mean (i) in the case of any transaction described in (w), (x) or (z) of the first sentence of Section 12(a),
(A) the Person that is the issuer of any securities into which Common Shares are converted in such merger, consolidation or share exchange, or, if there is more than one such issuer, the issuer of the common stock of which has the greatest aggregate market value, or (B) if no securities are so issued, (1) the Person that survives such consolidation or is the other party to the merger and survives such merger, or, if there is more than one such Person, the Person the common stock of which has the greatest aggregate market value or (2) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives); and (ii) in the case of any transaction described in clause (y) of the first sentence of Section 12(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred, or if the Person receiving the greatest portion of the assets or earning power cannot be determined, the Person the common stock of which has the greatest aggregate market value; provided, however, that in any such case, (x) if the common stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the common stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (y) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the common stocks of all of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the common stock having the greatest market value of shares held by the public; and (z) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (x) and (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 12 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

         (c) The Company shall not consummate any such consolidation, merger, sale, transfer or share exchange unless such Principal Party shall have a sufficient number of authorized shares of its common stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 12 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 12(a) and 12(b) and further providing that, as soon as practicable after the date of any such consolidation, merger, sale, transfer or share exchange mentioned in
Section 12(a), the Principal Party will (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, or any other comparable statement or document as would be required by the appropriate governmental authority to permit the Principal Party to make a public distribution of the securities purchasable upon exercise of the Rights, will use its best efforts to cause such registration statement or other statement or document to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement or other statement or document to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

                  (d) The Company shall not, at any time after the Shares Acquisition Date, (i) consolidate with, (ii) merge with and into, (iii) sell or transfer (or permit any of its subsidiaries to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, or (iv) enter into a plan of share exchange with, any other Person if (x) at the time of or immediately after such consolidation, merger, sale or share exchange there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 12(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                  (e) The provisions of this Section 12 shall similarly apply to successive mergers, consolidations, sales, other transfers or share exchanges. In the event that one of the transactions described in Section 12(a) hereof shall occur at any time after the occurrence of a transaction described in
Section 11(a) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 12(a).

         SECTION 13. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 13.

                  (a) In the event the Company shall at any time after the date of this Agreement (i) declare a dividend on the Preferred Stock payable in shares of the Preferred Stock, (ii) subdivide the outstanding Preferred Stock,
(iii) combine the outstanding Preferred Stock into a smaller number of shares or
(iv) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 13(a) and Section 11(a), the adjustment provided for in this Section 13(a) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a).

                  (b) If the Company shall fix a record date for the issuance of options, rights or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock or Equivalent Preferred Stock (or securities convertible into Preferred Stock or Equivalent Preferred Stock) at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets, subscription rights or warrants (excluding those referred to in Section 13(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (d) Notwithstanding anything in this Agreement to the contrary, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 13(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent or to the nearest millionth of a share of Preferred Stock or ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 13(d), any adjustment required by this Section 13 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

                  (e) If as a result of an adjustment made pursuant to Section 11, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in paragraphs (a) through (m) of Section 13 and the provisions of Sections 7, 9, 10, 11, 12 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares; provided, however, that the Company shall not be liable for its inability to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11 a number of shares of its Common Stock greater than the number then authorized by the Company's Amended and Restated Articles of Incorporation but not outstanding or reserved for any other purpose.

                  (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (g) Unless the Company shall have exercised its election as provided in Section 13(h), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 13(b) and 13(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one-thousandths of a share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase

Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made and, if known, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 13(h), the Company shall, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (i) Irrespective of any adjustment or change in the Purchase Price or the number of one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one-thousandths of a share which were expressed in the initial Right Certificates issued hereunder.

                  (j) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one-thousandths of a share of such Preferred Stock at such adjusted Purchase Price.

                  (k) In any case in which this Section 13 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (l) Anything in this Section 13 to the contrary notwithstanding, the Company, acting by resolution of its Board of Directors, shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 13, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of Preferred Stock, issuance wholly for cash of any of the shares of Preferred Stock at less than the Current Market Price, issuance wholly for cash of the Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, stock dividends or issuance of rights, options or warrants, hereafter made by the Company to holders of its Preferred Stock shall, if practicable, not be taxable to such shareholders.

                  (m) The Company covenants and agrees that, after the Shares Acquisition Date, it will not, except as permitted by Sections 19, 20 and 23 hereof, take (nor will it permit any of its Subsidiaries to take) any action if at the time such is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (n) In the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare or pay any dividend on the Common Stock of the Company payable in such Common Stock or (ii) subdivide the outstanding Common Stock of the Company into a greater number of shares (by reclassification or otherwise than by payment of dividends in such Common Stock) or (iii) combine or consolidate the outstanding Common Stock of the Company into a smaller number of shares, then in any such case, (x) the number of one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one-thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock of the Company outstanding immediately before such event and the denominator of which is the number of shares of such Common Stock outstanding immediately after such event and (y) action shall be taken such that each share of Common Stock of the Company outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of such Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this
Section 13(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11 and this Section 13(n), the adjustments provided for in this Section 13(n) shall be in addition and prior to any adjustment required pursuant to Section 11.

                  (o) Whenever an adjustment is made as provided in Sections 11, 12 and 13, the Company shall (i) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (iii) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 22. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained. Notwithstanding the foregoing sentence, the failure of the Company to make such certificate or give such notice shall not affect the validity or the force or effect of the requirement for such adjustment. Unless otherwise provided in this

Agreement, any adjustment to be made pursuant to Sections 11, 12 and 13 shall be effective as of the date of the event giving rise to such adjustment.

         SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Price of a whole Right.

                  (b) The Company shall not be required to issue fractions of shares (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise or exchange of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Price of one one-thousandth of a share of Preferred Stock for the Trading Day immediately prior to the date of such exercise.

                  (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise or exchange of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the Current Market Price of one Common Share for the Trading Day immediately prior to the date of such exercise or exchange.

                  (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as set forth in Section 14(b).

         SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, except those vested in the Rights Agent pursuant to Section 2, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock). Any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement and subject to any limitations set forth in such Right Certificates and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be evidenced by the certificates for shares of the Common Stock and will be transferable only in connection with the transfer of the Common Stock;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                  (c) subject to Sections 6(a), 7(e) and 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any

Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 21), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 18. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date (other than upon exercise of a Right) and prior to the redemption, exchange or expiration of the Rights, the Company shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if and to the extent that the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued and
(ii) no such Right Certificate shall be issued if and to the extent that appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         SECTION 19. REDEMPTION. (a) The Board of Directors may, at its option, at any time prior to the Close of Business on the earlier of (x) the Shares Acquisition Date or (y) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at the Redemption Price. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a) or
Section 12(a) prior to the expiration of the Company's right of redemption pursuant to this Section 19(a). The Company may, at its option, pay the Redemption Price in cash, Common Shares (valued at the Current Market Price), or any other form of consideration deemed appropriate by the Board of Directors.

         (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give or any defect in any such notice shall not affect the validity of such redemption. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 19 or in Section 20 hereof, and other than in connection with the repurchase of Common Stock prior to the Distribution Date.

         SECTION 20. EXCHANGE. (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio, as it may from time to time be so adjusted, being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

                  (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 20(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In the event that there shall not be sufficient authorized but unissued Common Shares to permit any exchange of Rights, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. If the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute fractional shares of Preferred Stock (or Equivalent Preferred Stock) for Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or Equivalent Preferred Stock) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock (or Equivalent Preferred Stock) delivered in lieu of each Common Share shall have the same voting, dividend and liquidation rights as one Common Share; provided, that such whole or fractional shares of Preferred Stock (or Equivalent Preferred Stock) shall, unless required otherwise by law, vote collectively with holders of Common Shares as one class on all matters submitted to a vote of shareholders of the Company.

         SECTION 21. NOTICE OF CERTAIN EVENTS. In case the Company shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend), or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 22, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
(a) or (b) above at least 20 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier. In case any Triggering Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 22, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a) or Section 12(a), as the case may be.

         SECTION 22. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

         Citizens Banking Corporation
         328 S. Saginaw St.
         Flint, Michigan  48502
         Attention: General Counsel

Subject to the provisions of Section 2(e), any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

         CITIZENS BANK
         328 S. Saginaw St.
         Flint, Michigan 48502
         Attention: Senior Trust Officer

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         SECTION 23. SUPPLEMENTS AND AMENDMENTS. The Company may and the Rights Agent shall from time to time, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) to make any other change or supplement to the provisions of this Agreement which the Board may deem necessary or desirable; provided, however, from and after the time any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which adversely affects the interests of the holders of Rights (other than Rights which have become null and void pursuant to Section 7(e)). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 23, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights (other than Rights which have become null and void pursuant to Section 7(e)) shall be deemed coincident with the interests of the holders of Common Stock.

         SECTION 24. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 25. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to interpret the provisions of this Agreement, and make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (ii) not subject the Board of Directors to any liability to the holders of the Right Certificates.

         SECTION 26. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

         SECTION 27. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 19 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

         SECTION 28. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         SECTION 29. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 30. DESCRIPTIVE HEADINGS AND CONSTRUCTION. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. The words "herein", hereof", "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular section. Unless otherwise specified, references to sections are to sections of this Agreement. Male gender references shall also be construed to include female and neuter genders.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


CITIZENS BANKING CORPORATION


By: /s/Robert J. Vitito
    ---------------------------------------------
Title: Chairman, President and Chief Executive Officer


CITIZENS BANK


By /s/John W. Ennest
    ---------------------------------------------
Title: Vice Chairman and Chief Financial Officer

                                                                       EXHIBIT A

                                     FORM OF
                           CERTIFICATE OF DESIGNATIONS
                   ESTABLISHING AND DESIGNATING THE SERIES AND
           FIXING AND DETERMINING THE RELATIVE RIGHTS AND PREFERENCES
                         OF THE SERIES B PREFERRED STOCK
                                       OF
                          CITIZENS BANKING CORPORATION



         There is hereby established a series of serial preferred stock to which the following provisions shall be applicable:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Preferred Stock" (the "Preferred Stock") and the number of shares constituting the Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors (hereinafter called the "Board of Directors" or the "Board") of Citizens Banking Corporation (the "Company"); provided, that no decrease shall reduce the number of shares of Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Preferred Stock.

         Section 2.  Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Company (or any similar stock) ranking prior and superior to the Preferred Stock with respect to dividends, the holders of shares of Preferred Stock, in preference to the holders of Common Stock, no par value per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Preferred Stock. In the event the Company shall at any time after May 23, 2000 (the "Rights Declaration Date") declare or pay any dividend on the Common

Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Company shall declare a dividend or distribution on the Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, subject to the prior and superior rights of the holders of any shares of any series of preferred stock with respect to dividends, a dividend of $1 per share on the Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of

Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of preferred stock or any similar stock, or by law, the holders of shares of Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

                  (C) Except as set forth herein, or as otherwise provided by law, holders of Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Preferred Stock outstanding shall have been paid in full, the Company shall not:

                           (i) declare or pay dividends, or make any other
distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock;

                           (ii) declare or pay dividends, or make any other
distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except dividends paid ratably on the Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Preferred Stock; or

                           (iv) redeem or purchase or otherwise acquire for
consideration any shares of Preferred Stock, or any shares of stock ranking on a parity with the Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Articles of Incorporation or in any other Certificate of Designations creating a series of preferred stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Preference"). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of shares of Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Liquidation Preference by
(ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Preferred Stock and Common Stock, respectively, and the payment of liquidation preferences of all other shares of capital stock which rank prior to or on a parity with Preferred Stock, holders of Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Preferred Stock shall not be redeemable.

         Section 9. Rank. The Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's preferred stock.

         Section 10. Amendment. The Amended and Restated Articles of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock, voting together as a single class.

         Section 11. Fractional Shares. Preferred Stock may be issued in fractions of a share (in one one-thousandths (1/1000ths) of a share and integral multiples thereof) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock.

                                    Exhibit B

                           [Form of Right Certificate]


Certificate No.                                                          Rights
                ----------                                      --------

NOT EXERCISABLE AFTER MAY 23, 2010 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

* The portion of the legend in brackets shall be inserted only if applicable.


                                Right Certificate

                          CITIZENS BANKING CORPORATION


         This certifies that         , or registered assigns, is the registered
owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 23, 2000 (the "Rights Agreement") between Citizens Banking Corporation, a Michigan corporation (the "Company"), and Citizens Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 4:30 P.M. (Flint, Michigan time) on May 23, 2010 at the office of the Rights Agent, or its successors as Rights Agent, in Flint, Michigan, one one-thousandth of a fully paid non-assessable share of the Series B Preferred Stock, no par value (the "Preferred Stock"), of the Company, at a purchase price of $65 per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 23, 2000 based on the Preferred Stock of the Company as constituted at such date.

         Upon the occurrence of certain events (as set forth in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights

Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or
(iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who becomes an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, prior to or concurrently with such transfer, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right or may be called for exchange for newly issued shares of Common Stock or Preferred Stock.

         No fractional shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders

(except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of May 23, 2000.

ATTEST:                                     CITIZENS BANKING CORPORATION


                                            By
----------------------------                   ------------------------------
Secretary                                   Title:


Countersigned:


By
   -------------------------
   Authorized Signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

         (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED                                               hereby
sells, assigns and transfers to                           (please print name and
address of transferee)
this Right Certificate, together with all right, title and interest therein, and
does hereby irrevocably constitute and appoint                      Attorney, to
transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:                   , 20
      ------------------      ----          -------------------------
                                            Signature

Signature Guaranteed:


                                   Certificate


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:                   , 20
      ------------------      ----          -------------------------
                                            Signature

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

           (To be executed if holder desires to exercise the Rights represented by the Right Certificate.)

To Citizens Banking Corporation:

         The undersigned hereby irrevocably elects to exercise            Rights
represented by this Right Certificate to purchase one one-thousandths of a share of Series B Preferred Stock (or, in certain circumstances, a combination of cash, other property, preferred stock, Common Stock, and/or other securities) upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number
                            ----------------------------------------

Please print name and address
                              --------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:


Please insert social security
or other identifying number
                            ----------------------------------------

Please print name and address
                              --------------------------------------

Dated:                , 20
       ---------------    ----              ------------------------------------
                                            Signature
                                            (signature must conform in all
                                            respects to name of holder as
                                            specified on the face of this Right
                                            Certificate)

Signature Guaranteed:

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                , 20
       ---------------     ----             ------------------------------------
                                            Signature

                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK


         On May 23, 2000, the Board of Directors of Citizens Banking Corporation declared a dividend of one Right for each outstanding share of Citizens common stock. The distribution was payable on July 21, 2000 to Citizens shareholders of record at the close of business on June 12, 2000. Each Right entitles the registered holder to purchase from Citizens one one-thousandth of a share of Series B Preferred Stock at an exercise price of $65, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of May 23, 2000, between Citizens and Citizens Bank, as Rights Agent.

         Initially, the Rights will be attached to all common shares, the Rights will be evidenced by the common stock certificates instead of separate Right certificates and may be transferred only with the common stock. Common stock certificates issued after June 12, 2000 will bear a legend incorporating the Rights Agreement by reference and the surrender for transfer of any common stock certificate will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

         The Rights will separate from the common stock and will become exercisable at the close of business on the earlier of (i) the tenth business day following the first public announcement that a person or group have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the common stock and (ii) the tenth business day (or a later date if determined by the Board of Directors) following the commencement of, or the announcement of an intention to commence, a tender or exchange offer by any person (other than Citizens) if, upon consummation, such person would be the beneficial owner of 15% or more of the outstanding shares of the common stock. The date on which the Rights become exercisable and separately tradeable is called the "Distribution Date". However, even if a Distribution Date has occurred, the Rights are not exercisable until Citizens' right to redeem the Rights has expired. The holder of a Right, as such, will have no rights as a shareholder of Citizens, such as the right to vote or to receive dividends, until the Right is exercised.

         As soon as practicable following the Distribution Date, Right certificates will be mailed to Right holders and, thereafter, such separate Right Certificates alone will evidence the Rights. Citizens generally will issue one Right with each new share of common stock issued before the Distribution Date.

         Subject to the Board's right to exchange shares of common stock for Rights described below, if any person or group (other than those exempted in the Rights Agreement) becomes a beneficial owner of 15% or more of the outstanding shares of the common stock, then each holder of a Right, other than Rights that were or are beneficially owned by such beneficial owner, shall thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the Right. If an insufficient number of shares of common stock is authorized, then Citizens will be required to take action to authorize additional shares or to substitute cash, property or other securities for the common stock. All Rights that were or are beneficially owned by a beneficial owner of 15% or more of the outstanding shares of the common stock (and Rights owned by its affiliates, associates or transferees) will become null and void.

         Following the first public announcement that any person or group has become a beneficial owner of 15% or more of the outstanding shares of the common stock, if (i) Citizens is acquired in a merger or other business combination transaction in which it is not the surviving corporation or in connection with which all or a part of the common stock is changed into or exchanged for stock or other securities of any other person or cash or any other property, (ii) 50% or more of Citizens' assets or earning power are sold or (iii) Citizens enters into a plan of share exchange pursuant to which Citizens becomes a subsidiary of such other person, then each holder of a Right, other than Rights that were or are beneficially owned by the beneficial owner of 15% or more of the outstanding shares of the common stock (which will have become null and void), shall thereafter have the right to receive upon exercise that number of shares of common stock of the acquiring company (or, in some cases, its parent) which at the time of such transaction would have a market value of two times the exercise price of the Right.

         The exercise price and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market value of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. An adjustment in cash will be made in lieu of the issuance of fractional shares based upon the current market value of one share of Preferred Stock on the date of exercise.

         At any time after any person or group becomes a beneficial owner of 15% or more of the outstanding shares of the common stock but prior to the time such beneficial owner has acquired 50% or more of the outstanding common stock, the Board may require holders of Rights to exchange all or part of their Rights for shares of common stock at an initial ratio of one share of common stock per Right, subject to adjustment. As soon as the Board has determined to make such exchange, the Rights may no longer be exercised.

         At any time prior to the close of business on the earlier of (i) the date of the first public announcement that a person or group has become a beneficial owner of 15% or more of the outstanding shares of the common stock, or (i) May 23, 2010, the Board of Directors may redeem the Rights at a price of $.001 per Right (subject to adjustment and payable in cash, securities or other consideration deemed appropriate by the Board). As soon as the Board of Directors takes action to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price. The Rights will expire on May 23, 2010 unless redeemed or called for exchange by Citizens before that date.

         The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, correct any defect or inconsistency and make any other changes deemed to be necessary or desirable, provided that after any person or group has become a beneficial owner of 15% or more of the outstanding shares of the common stock, the Rights Agreement may not be amended in any way which adversely affects the interests of the holders of the Rights.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from Citizens. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.